Exhibit 10.7

AMENDMENT NO. 8

TO MANUFACTURING AND SUPPLY AGREEMENT

THIS AMENDMENT (the “Amendment”) is made effective as of the 15th day of April, 2014 (the “Effective Date”), by and among Santarus, Inc., a Delaware corporation having a principal place of business at 8510 Colonnade Center Drive Raleigh NC 27615 (“Santarus”) and Norwich Pharmaceuticals Inc., a Delaware corporation, having offices at 6826 State Highway 12, Norwich, New York 13815 (“Manufacturer”). Manufacturer and Santarus are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Santarus, Inc. and Manufacturer entered into that certain Manufacturing and Supply Agreement, dated September 27, 2004, as amended (the “Agreement”), wherein Manufacturer agrees to manufacture and supply commercial quantities of its Zegerid ® 20mg and 40mg capsules and Omeprazole (authorized generic) 20mg and 40mg (“Finished Products”).

WHEREAS, Salix acquired Santarus, Inc. on or about January 2, 2014 and Santarus will remain a party to the Agreement;

WHEREAS, Santarus and Manufacturer desire to amend and restate the Agreement as follows:

1.	Article 7, Raw Materials, of the Agreement is hereby amended to add Section 7.5, which shall now state:

7.5 Reimbursement for Minimum Quantities: Pursuant to Manufacturer’s Supply Agreement with FMC Corporation dated intended to be signed subsequent to execution of this Amendment (“FMC Agreement”), the term of which will extend [***] from execution of such FMC Agreement, Manufacturer is required to purchase a minimum of [***]kg of Sodium Bicarbonate over [***] and a minimum of [***]kg in [***]. At [***]% usage, Santarus is responsible for a minimum of [***]kg in [***] and a minimum of [***]kg in [***]. Santarus will therefore commit to reimburse Manufacturer for any balance of the [***]kg (maximum liability $ [***]),[***]kg (maximum liability $ [***]), and [***]kg (maximum liability $ [***]) of Sodium Bicarbonate that is not consumed by the manufacture of the Finished Products in commercial production by the end of [***]. Manufacturer shall make reasonable efforts to sell any unused portion or apply Santarus’s share of the Sodium Bicarbonate to Manufacturer’s other clients for their commercial production needs. Santarus shall not be obligated for any such costs until the expiry of any such material unused by Santarus, other customers and for which Manufacturer is unable to sell.

2.	Except as specifically set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment.

3.	Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

4.	This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the Parties hereto may execute this Amendment by signing any such counterpart.

5.	This Amendment constitutes the entire agreement between the parties with respect to the subject matter herein, and all prior agreements, including the Letter Agreement, dated March 24, 2014, relating to the subject matter hereunder, express or implied, written or oral, are nullified and superseded hereby.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first above written.

Norwich Pharmaceuticals, Inc.		Santarus, Inc.

By:	/s/ John Bender	By:	/s/ Timothy J. Creech
Name:	John Bender	Name:	Timothy J. Creech
Title:	Vice President Commercial Ops.	Title:	President